UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2022

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Jeet Mahal

On March 18, 2022, the Board of Directors (the “Board”) of Jasper Therapeutics, Inc. (the “Company”) approved the promotion of Jeet Mahal, age 50, the Company’s Chief Financial Officer and Chief Business Officer, to Chief Operating Officer and Chief Financial Officer, effective March 21, 2022. In connection with Mr. Mahal’s promotion, Mr. Mahal’s annual base salary was increased to $445,000 and his target bonus percentage was increased to 45%. Mr. Mahal remains subject to the same confidentiality agreement, indemnification agreement and other agreements previously entered into in connection with his employment by the Company.

Mr. Mahal has no family relationship with any of the executive officers or directors of the Company, and there are no arrangements or understandings between Mr. Mahal and any other person pursuant to which he was appointed as the Chief Operating Officer of the Company. Mr. Mahal is not and has not been a party to any transaction required to be disclosed herein pursuant to Item 404(a) of Regulation S-K. A description of Mr. Mahal’s employment agreement was included in Item 5.02 under the heading “Employment Agreement with Jeet Mahal” of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 29, 2021.

Transition of Kevin Heller

On March 17, 2022, Kevin N. Heller, M.D., the Company’s Executive Vice President, Research and Development, entered into a Separation Agreement and General Release of All Claims (the “Agreement”) with the Company, whereby Dr. Heller’s employment with the Company will terminate, effective May 17, 2022 (the “Separation Date”).

Pursuant to the Agreement, subject to, and contingent upon, Dr. Heller’s execution of a full and complete release of any and all claims against the Company and certain related parties (the “Release”) within five days of the Separation Date, (i) the Company will engage Dr. Heller as a consultant during the period from May 18, 2022 until the earlier to occur of March 19, 2023 or the date on which Dr. Heller secures new employment or the Release is terminated (the “Consulting Period”), (ii) during the Consulting Period, Dr. Heller will receive compensation payable at a rate of approximately $37,939 per month and the Company will pay Dr. Heller’s COBRA premiums and (iii) during the Consulting Period, Dr. Heller’s outstanding equity awards will continue to vest pursuant to their current vesting schedules unless and until Dr. Heller secures new employment, upon which Dr. Heller’s outstanding equity awards that would have vested through March 19, 2023 will be deemed fully vested.

The Agreement further provides that Dr. Heller is subject to certain continuing obligations and restrictions in favor of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Item 7.01. Regulation FD Disclosure.

On March 21, 2022, the Company issued a press release announcing, among other matters, the foregoing management changes. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 21, 2022.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	JASPER THERAPEUTICS, INC.

	By:	/s/ Ronald Martell
Ronald Martell
Chief Executive Officer

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